SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             COMMISSION FILE NUMBER:

                           MICRON ENVIRO SYSTEMS, INC.
                           ---------------------------
        (Exact name of small business issuer as specified in its charter)

Nevada                                                                98-0202944
------                                                                ----------
(State or other jurisdiction  (Primary Standard Industrial      (I.R.S. Employer
of incorporation or            Classification Code Number)   Identification No.)
organization)

789 West Pender Street, Suite 460, Vancouver, British Columbia           V6C 1H2
--------------------------------------------------------------           -------
(Address of principal executive offices)                              (Zip Code)

                                  604.646-6903
                                  ------------
                (Issuer's Telephone Number, including Area Code)

           Non-Qualified Stock Option Agreement with Bernard McDougall
            Non-Qualified Stock Option Agreement with Stephen Amdahl Non-Qualified Stock Option Agreement with Conrad Clemiss
             Non-Qualified Stock Option Agreement with Negar Towfigh
             -------------------------------------------------------
                            (Full Title of the Plan)

                              Thomas E. Stepp, Jr.
                                 STEPP LAW GROUP
                                1301 Dove Street
                                    Suite 460
                         Newport Beach, California 92660
                         -------------------------------
                     (Name and Address of Agent for Service)

                                  949.660.9700
                                  ------------
                     (Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
====================================================================================================
     Title of securities           Amount     Proposed maximum  Proposed maximum      Amount of
       to be registered            to be       offering price       aggregate      registration fee
                               registered(1)    per share(2)    offering price(3)
-----------------------------  -------------  ----------------  -----------------  ----------------
Common Stock, $.001 par value    2,500,000        $ 0.04           $ 77,500           $6.27
====================================================================================================

     (1) Consists of underlying shares pursuant to a Non-Qualified Stock Option Agreements with Bernard McDougall, Stephen Amdahl, Conrad Clemiss and Negar Towfigh.
     (2) Based upon the average bid and ask prices of our Common Stock in over-the-counter trading for the five days preceding April 14, 2003. The offering price per share was estimated solely for calculating the registration fee pursuant to Rule 457(a) of Regulation C.
     (3) Based upon 1,500,000 stock options with an exercise price of $0.025 per share and 1,000,000 stock options with an exercise price of $0.04 per share.

                                EXPLANATORY NOTE

Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the 1933 Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 2,500,000 "control securities" which may be issued, pursuant to the Stock Option Agreements between Micron Enviro Systems, Inc. and each of Bernard McDougall, our company's President and director, Stephen Amdahl, a director, Conrad Clemiss, a director and Negar Towfigh, our company's Secretary.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give the documents containing the information specified in Part I of Form S-8 to each of Bernard McDougall, Stephen Amdahl, Conrad Clemiss and Negar Towfigh as specified by the Securities and Exchange Commission Rule 428(b)(1) under the 1933 Act. We do not need to file these documents with the Securities and Exchange Commission either as part of this registration statement or as a prospectus or prospectus supplement under Rule 424 of the 1933 Act.

REOFFER PROSPECTUS

The date of this prospectus is April 14, 2003

Micron Enviro Systems, Inc.
Suite 460, 789 West Pender Street
Vancouver, British Columbia V6C 1H2 Canada

2,500,000 Shares of Common Stock

This reoffer prospectus relates to 2,500,000 shares of our common stock may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. Apart from receipt of the exercise price of the options, we will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The selling stockholders and any brokers executing selling orders on his behalf may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common stock is traded on the OTC Bulletin Board under the symbol "MSEV." On April 14, 2003, the last reported price of our common stock on such market was $0.3 per share.

THE COMMON SHARES OFFERED PURSUANT TO THIS REGISTRATION STATEMENT INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 9 OF THIS REOFFER PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

TABLE OF CONTENTS
                                                                     Page
                                                                     Number

Reoffer Prospectus                                                     2

Available Information                                                  5

Incorporation of Documents by Reference                                5

Prospectus Summary                                                     7

Summary of Risk Factors                                                7

Forward-Looking Statements                                             7

Description of Business                                                8

Risk Factors                                                           9

Use of Proceeds                                                       15

Selling Stockholder                                                   15

Plan of Distribution                                                  17

Experts                                                               17

Legal Matters                                                         17

Disclosure of Commission Position                                     18

REOFFER PROSPECTUS

Available Information
---------------------

No person has been authorized in connection with the offering made hereby to give any information or to make an representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as have been authorized by the Company or any affiliate of the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by any person in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is current as of any date subsequent to the date hereof."

Micron Enviro Systems, Inc. ("we", "us", "our") files annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, copies may be obtained (at prescribed rates) at the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 75 Park Place, Room 1228, New York, New York 10007. Our filings are also available on the Internet at the SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

The Company has filed with the Commission a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act of 1933 with respect to the securities offered hereby (the Registration Statement"). This Prospectus does not include all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For additional information, reference is made to the Registration Statement, including exhibits filed therewith. Such information may be inspected, and copies thereof may be obtained, at the places and in the manner set forth above."

Incorporation of Documents by Reference
---------------------------------------
The SEC allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this registration statement, except for any information superseded by information in this registration statement.

The following documents filed by our company with the United States Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

     (a) Our latest Annual Report on Form 10-KSB/A for the year ended December 31, 2002 filed with the SEC on April 11, 2003;

     (b) All of our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 3, 1999;

     (c) The description of our common stock contained in the registration statement on Form 10-SB filed with the SEC on May 13, 1999, as amended on September 3, 1999; and

     (d) All other reports (and documents) filed by us after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this reoffer prospectus have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated in this Prospectus by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Prospectus by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, MICRON ENVIRO SYSTEMS, INC.SUITE 460, 789 WEST PENDER STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 1H2. OUR TELEPHONE NUMBER IS 604.646.6903.

Prospectus Summary
------------------
The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including the "Risk Factors" section, and the documents and information incorporated by reference into this reoffer prospectus.

Summary of Risk Factors
-----------------------
An investment in our common stock involves a number of risks which should be carefully considered and evaluated. These risks include:

     (a) the fact that our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development;

     (b) the fact that our ability to continue exploration and, if warranted, development of our properties will be dependent upon our ability to raise significant additional financing;

     (c) that fact that we have suffered recurring losses from operations and have negative working capital and that these circumstances raise substantial doubt about our ability to continue as a going concern as described in an explanatory paragraph to our independent auditors' report issued in connection with our financial statements for the years ended December 31, 2001 and 2002;

     (d) the fact that in order to continue drilling on our oil and gas properties we will require substantial funds and depend upon the recommendations of the operator on each property and their respective geologists in regards to drilling operations; and

     (e) the fact that exploration for economic reserves of oil and gas is subject to a number of risk factors.

For a more complete discussion of risk factors relevant to an investment in our common stock see the "Risk Factors" section beginning on page 9 of this reoffer prospectus.

Forward Looking Statements
--------------------------

This reoffer prospectus contains forward-looking statements of our management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", "estimate", "anticipate", "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms. Actual results may differ materially from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Description of Business
-----------------------

Our Development
---------------
We were originally incorporated as Strathcona Capital Corp. on January 23, 1998 under the laws of the State of Nevada. We amended our Articles of Incorporation on February 1, 1999 to change our name to Micron Enviro Systems, Inc.

Our Current Business
--------------------
In February 2002, we acquired a 5% working interest, and a 2.5% net revenue interest in a proposed fifteen (15) well oil and gas program in Stephens County, Texas referred to as the Green Ranch Prospect.

Working interest is defined as a working interest in an oil or gas property is one that is burdened with the cost of development and operation of the property, such as the responsibility to share expenses of drilling completed or operating oil and gas property, according to working or operating mineral interest in any tract or parcel of land. Rights to overriding royalties, production payments, and the like do not constitute working interests because they are not burdened with the responsibility to share expenses of drilling, completing, or operating oil and gas property. Likewise, contract rights to extract or share in oil and gas, or in the profits from extraction, without liability to share in the costs of production do not constitute working interests. Income from such interests is generally considered to be portfolio income.

Net revenue interest is defined as the percent of the production revenue allocated to the working interest after first deducting proceeds allocated to royalty and overriding interest.

The Green Ranch Prospect is a proposed 15 well program consisting of 4,131 acres of leasehold on the Green Ranch in Stephens County, Texas.

On May 10, 2002, drilling commenced on the first well, the Z1 well. The Z1 well was drilled to a total depth of 4,514 feet, production casing was set and cement was poured and dried. Permico Corporation (the "Operator") constructed a gas pipeline for the Z1 well. The Z1 well is currently producing both oil and gas revenue.

On November 27, 2002, for consideration of $10,000 we increased our net revenue interest in the Green Ranch Prospect from 2.5% to 3.9%, while our working interest remained at 5%.

On February 1, 2003, drilling commenced on the second well of the Green Ranch Prospect, the Z2 well. The Z2 well was drilled to a total depth of 4,249 feet, production casing was set and cement was poured and dried. The Z2 well has been connected to the high pressure gas system and gas has been recovered and sold.

Based on the data collected to date, the operator feels that 15 wells may not be enough to fully drain this fractured formation that the Z2 Well discovered. Our ability to continue with the Green Ranch Project is contingent on being able to satisfy future cash requirements.

On October 7, 2002, we entered into an assignment agreement with First Goldwater Resources Inc. ("Goldwater"), whereby we acquired a 5% working interest and a 3.875% net revenue interest in the 12-10 Well located in Kern County, California for $2,500. The rights we acquired included the Pulv and Olcese Prospect. Goldwater is a related party in that it has directors and officers, Conrad Clemiss and Negar Towfigh, in common with us.

This acquisition included an interest in a producing well that was producing from the Stevens Sands formation within the Bakersfield Arch. We acquired an interest, which would had enabled us to receive revenue from this well once the well had paid out 400% of its costs, subsequent to our acquisition the well was shut-in and is no longer producing but we continue to hold our percentage of rights to the Pulve and Olcese Prospect.

On March 27, 2003, we entered into a participation agreement with Patch Energy Inc., whereby we may earn up to a 3.5% net revenue interest in an oil and gas property located in Saskatchewan, Canada for consideration of incurring up to 5% of the costs associated with the drill program. The president of Patch Energy Inc., David Stadynk, is also one of our consultants.

Risk Factors
------------

Much of the information included in this registration statement includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgement regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Our shares of common stock are considered speculative while we proceed with our commitments under our various oil and gas exploration agreements and/or while we continue our search for a new business opportunity. Prospective investors should consider carefully the risk factors set out below.

Likelihood of Profit
--------------------
Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Our properties are in the exploration stage only and are without known reserves of oil and gas. Accordingly, we have not realized a significant profit from our operations to date. We do expect to generate revenue from the Green Ranch Prospect during the 2003 fiscal year, though we cannot predict the amount of revenue that may be generated.

Lack of Financial Resources
---------------------------
Our ability to continue exploration and, if warranted, development of our properties will be dependent upon our ability to sell our securities. We have limited cash reserves and we are dependent on raising significant funds in order to continue to operate and to pay our debts. In the event we are unable to raise significant funds, a portion of our interest in our properties may be lost to exploration partners or our properties may be lost entirely.

There can be no assurance that additional funding will be available to us for exploration and development of our projects or to fulfill our obligations under any applicable agreements. Although historically we have obtained financing in order to proceed with the development of some of our previous properties, there can be no assurance that we will be able to obtain adequate financing in the future or that the terms of such financing will be favorable. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of our projects with the possible loss of such properties.

Going Concern Qualification
---------------------------
There is substantial doubt about our ability to continue as a going concern due to the losses incurred since inception, our stockholders' deficiency, and lack of substantial revenues. We anticipate that we may require financing in order to continue our exploration, and if warranted, development of our oil and gas properties. There can be no assurance that, if required, any such financing will be available upon terms and conditions acceptable to us, if at all. Our inability to obtain additional financing in a sufficient amount when needed and upon terms and conditions acceptable to us could have a materially adverse effect upon us. If additional funds are raised by issuing equity securities, further dilution to existing or future shareholders is likely to result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate the development of any business opportunity that we acquire. Inadequate funding could also impair our ability to compete in the marketplace, which may result in our dissolution.

Financial Considerations
------------------------
Our decision as to whether each of our properties contain commercial oil and gas deposits and should be brought into production will require substantial funds and depend upon the results of exploration programs and the recommendations of the operators on each property and their duly qualified engineers. This decision will involve consideration and evaluation of several significant factors including but not limited to: (1) costs of bringing a property into production, including exploration and development work, and construction of production facilities; (2) availability and costs of financing; (3) ongoing costs of production; (4) market prices for the oil and gas to be produced; (5) environmental compliance regulations and restraints; and (6) political climate, governmental regulation and control.

Currency Fluctuations
---------------------
We maintain our accounts in US and Canadian currencies and are therefore subject to currency fluctuations and such fluctuations may materially affect our financial position and results. We do not engage in currency hedging activities.

Need to Manage Growth
---------------------
We could experience rapid growth in revenues, personnel, complexity of administration and in other areas. There can be no assurance that we will be able to manage the significant strains that future growth may place on our administrative infrastructure, systems, and controls. If we are unable to manage future growth effectively, our business, operating results and financial condition may be materially adversely affected.

Dependence on Senior Management
-------------------------------
We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives; however, no assurance can be given that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, there can be no assurance that we will be able to continue to do so.

Dependence on Operators
-----------------------
The operators on our various properties carry out the work necessary to obtain our right to earn an interest the respective properties, and therefore we are dependent upon the operators' expertise in the area of oil and gas exploration.

Conflicts of Interest
---------------------
In addition to their interest in our company, our management currently engages, and intends to engage in the future, in the oil and gas business independently of our company. As a result, conflicts of interest between us and management of our company might arise.

"Penny Stock" Rules May Restrict the Market for the Company's Shares
--------------------------------------------------------------------
Our shares of common stock are subject to rules promulgated by the Securities and Exchange Commission relating to "penny stocks," which apply to companies whose shares are not traded on a national stock exchange or on the NASDAQ system, trade at less than $5.00 per share, or who do not meet certain other financial requirements specified by the Securities and Exchange Commission. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors, and provide investors with certain information concerning the risks of trading in the such penny stocks. These rules may discourage or restrict the ability of brokers to sell our shares of common stock and may affect the secondary market for our shares of common stock. These rules could also hamper our ability to raise funds in the primary market for our shares of common stock.

Possible Volatility of Share Prices
-----------------------------------
Our shares of common stock are currently publicly traded on the Over-the-Counter Bulletin Board ("OTCBB") Quotation Service maintained by National Association of Securities Dealers, Inc. The trading price of our shares of common stock has been subject to fluctuations. Trading prices of our shares of common stock may fluctuate in response to a number of factors, many of which will be beyond our control. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies with no current business operation. There can be no assurance that trading prices previously experienced by our shares of common stock will be matched or maintained. These broad market and industry factors may adversely affect the market price of our shares of common stock, regardless of our operating performance.

In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs for us and a diversion of management's attention and resources.

Indemnification of Directors, Officers and Others
-------------------------------------------------
Our Articles of Incorporation and Bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent provided by Nevada law. Pursuant to our Articles of Incorporation and under Nevada law, our directors and officers are generally not liable to us or our shareholders for damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (i) the act or failure to act of such officer or director constituted a breach of his fiduciary duties; and (ii) his breach of those duties involve intentional misconduct, fraud or a knowing violation of law.

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR
-----------------------------------------------------------------------------
LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC
--------------------------------------------------------------------------------
POLICY AND, THEREFORE, UNENFORCEABLE.
-------------------------------------

Future Dilution
---------------
Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock, each with a par value of $0.001. In the event that we are required to issue any additional shares investors' interests in our company will be diluted. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership and voting power of all other shareholders. Further, any such issuance may result in a change in our control.

Risks Relating to the Industry
------------------------------
Oil and Gas Exploration
-----------------------
Exploration for economic reserves of oil and gas is subject to a number of risk factors. While the rewards to an investor can be substantial if an economically viable discovery is made, few of the properties that are explored are ultimately developed into producing oil and/or gas wells. Our properties are in the exploration and development stage only and are without proven reserves of oil and gas. There can be no assurance that we will establish commercial discoveries on any of our properties.

Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond our
-------------------------------------------------------------------------------
Control
-------
The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competitiveness of Oil and Gas Industry
---------------------------------------
The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. There can be no assurance that the necessary funds can be raised or that any projected work will be completed.

Fluctuating Price and Demand
----------------------------
The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Comprehensive Regulation of Oil and Gas Industry
------------------------------------------------
Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. No assurance can be given that environmental standards imposed by federal, provincial, or local authorities will not be changed or that any such changes would not have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which it may elect not to insure against due to prohibitive premium costs and other reasons.

Environmental Regulations
-------------------------
In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations.

Risks Associated with Drilling
------------------------------
Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Government Regulation/Administrative Practices
----------------------------------------------
There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or become profitable.

Use of Proceeds
---------------

Apart from receipt of the exercise price of the related options, we will not receive any of the proceeds from the sale of any of the 2,500,000 shares of common stock by Bernard McDougall, Stephen Amdahl, Conrad Clemiss and Negar Towfigh.

Selling Stockholders
--------------------

The following table identifies the selling stockholders and indicates (i) the nature of any material relationship that such selling stockholder has had with us for the past three years, (ii) the number of shares held by the selling stockholders, (iii) the amount to be offered for each of the selling stockholder's account, and (iv) the number of shares and percentage of outstanding shares of the common shares in our capital to be owned by each selling stockholder after the sale of the shares offered by them pursuant to this offering. The selling stockholders are not obligated to sell the shares offered in this reoffer prospectus and may choose not to sell any of the shares or only a part of the shares. SEC rules require that we assume that the selling stockholders sell all of the shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the shares by the selling stockholders. As of April 14, 2003, there were 34,166,166 common shares in our issued and outstanding stock.

                                                                  Percentage of Shares
                       Number of      Number of                   Beneficially Owned(4)
                       Shares         Shares        Shares        ---------------------
                       Beneficially   Subject to    Being         Before       After
Selling Stockholder    Owned(2)       Options (3)   Registered    Offering     Offering
--------------------   ------------   -----------   -----------   --------     --------

Bernard McDougall(1)   1,000,000      1,000,000     1,000,000     Nil          2.7
Stephen Amdahl(5)      500,000        500,000       500,000       Nil          1.4
Conrad Clemiss(6)      500,000        500,000       500,000       Nil          1.4
Negar Towfigh(7)       500,000        500,000       500,000       Nil          1.4

(1) Mr. McDougall was appointed a director on September 12, 2001 and our president on September 14, 2001.
(2) Represents shares owned beneficially by each selling stockholder, including shares that he or she has the right to acquire within 60 days of the date of this reoffer prospectus.
(3) Includes shares of our common stock underlying options granted to each selling stockholder, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.
(4)  Based on 34,166,166 shares outstanding as of April 14, 2003.
(5)  Mr. Amdahl was appointed a director of our company on September 12, 2001.
(6)  Mr. Clemiss was appointed a director of our company on May 28, 2002.
(7) Miss. Towfigh was appointed our secretary on May 28, 2002 and our Chief Financial Officer on June 7, 2002.

THE INFORMATION PROVIDED IN THE TABLE ABOVE WITH RESPECT TO THE SELLING STOCKHOLDERS HAS BEEN OBTAINED FROM EACH OF THE SELLING STOCKHOLDERS. BECAUSE THE SELLING STOCKHOLDERS MAY SELL ALL OR SOME PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM, ONLY AN ESTIMATE (ASSUMING THE SELLING STOCKHOLDERS SELL ALL OF THE SHARES OFFERED HEREBY) CAN BE GIVEN AS TO THE NUMBER OF SHARES OF COMMON STOCK THAT WILL BE BENEFICIALLY OWNED BY EACH SELLING STOCKHOLDER AFTER THIS OFFERING. IN ADDITION, THE SELLING STOCKHOLDERS MAY HAVE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF, OR MAY SELL, TRANSFER OR OTHERWISE DISPOSE OF, AT ANY TIME OR FROM TIME TO TIME SINCE THE DATE ON WHICH HE OR SHE PROVIDED THE INFORMATION REGARDING THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM, ALL OR A PORTION OF THE SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THEM IN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933.

Plan of Distribution
--------------------

The selling stockholders may sell the 2,500,000 common shares for value from time to time under this reoffer prospectus in one or more transactions on the OTCBB, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the respective selling stockholder and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The selling stockholders and any broker-dealers that participate in the distribution of the shares may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

In addition to any shares sold hereunder, the selling stockholders may, at the same time, sell any shares of common shares, including the shares, owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

There is no assurance that the selling stockholders will sell all or any portion of the shares offered.

We will pay all expenses in connection with this offering and, apart from receipt of the exercise price of the related options, we will not receive any proceeds from sales of any shares by the selling stockholders.

Experts
-------

The financial statements as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, are incorporated by reference in this reoffer prospectus in reliance on the report of Williams and Webster P.S., independent accountants, which is also incorporated herein by reference, in reliance upon their authority as experts in accounting and auditing.

Legal Matters
-------------

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Stepp Law Group, Newport Beach, California, USA.

Disclosure of Commission Position on Indemnification For Securities Act
-----------------------------------------------------------------------
Liabilities
-----------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling our business pursuant to the provision in the section entitled "Indemnification of Directors and Officers" (see below), we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
------------------------------------------------

We incorporate the following documents by reference in this reoffer prospectus:

     (a) Our latest Annual Report on Form 10-KSB/A for the year ended December 31, 2002 filed with the Securities and Exchange Commission on April 11, 2003;

     (b) All of our other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 3, 1999;

     (c) The description of our common stock contained in the registration statement on Form 10-SB filed with the Securities and Exchange Commission on May 13, 1999, as amended on September 3, 1999; and

     (d) All other reports (and documents) filed by us after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS REOFFER PROSPECTUS IS DELIVERED, UPON ORAL OR WRITTEN REQUEST, A COPY OF ANY OR ALL DOCUMENTS INCORPORATED BY REFERENCE INTO THIS REOFFER PROSPECTUS (EXCLUDING EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THE REOFFER PROSPECTUS INCORPORATES). REQUESTS SHOULD BE DIRECTED TO THE PRESIDENT, MICRON ENVIRO SYSTEMS, INC.SUITE 460, 789 WEST PENDER STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 1H2. OUR TELEPHONE NUMBER IS 604-646-6903.

You may read and copy any reports, statements or other information we have filed at the SEC's Public Reference Rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the

SEC's website at http:\\www.sec.gov, and from commercial document retrieval services, such as Primark, whose telephone number is 1-800-777-3272.

Item 4. Description of Securities.
----------------------------------

Not applicable.

Item 5. Interests of Named Experts and Counsel.
-----------------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the registrant, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Item 6. Indemnification of Directors and Officers.
--------------------------------------------------

Our Articles of Incorporation and Bylaws designate the relative duties and responsibilities of our officers, establish procedures for actions by directors and shareholders and other items. Our Articles of Incorporation and Bylaws also contain extensive indemnification provisions, which will permit us to indemnify our officers and directors to the maximum extent provided by Nevada law. Pursuant to our Articles of Incorporation and under Nevada law, our directors and officers are generally not liable to us or our shareholders for damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that: (i) the act or failure to act of such officer or director constituted a breach of his fiduciary duties; and (ii) his breach of those duties involve intentional misconduct, fraud or a knowing violation of law.

On July 17, 2002, we entered into Indemnification Agreements with our directors and officers, which provide the indemnitee with the maximum indemnification allowed under applicable law. Since the Nevada statutes are non-exclusive, it is possible that certain claims beyond the scope of the statute may be indemnifiable. The indemnification agreement provides a scheme of indemnification, which may be broader than that specifically provided by Nevada law. It has not yet been determined, however, to what extent the indemnification expressly permitted by Nevada law may be expanded, and therefore the scope of indemnification provided by the indemnification agreement may be subject to future judicial interpretation.

The indemnification agreement provides that we are to indemnify an indemnitee, who is or was a party or becomes a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative by reason of the fact that the indemnitee is or was one of our directors, officers, key employees or agents. We are to advance all expenses, judgments, fines, penalties and amounts paid in settlement incurred by the indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding as described above. The indemnitee is to repay such amounts advanced only if it shall be ultimately determined that he or she is not entitled to be indemnified by us. Any award of indemnification to an indemnitee, if not covered by insurance, would come directly from our assets, thereby affecting a shareholder's investment.

IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, INDEMNIFICATION FOR LIABILITIES ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS CONTRARY TO PUBLIC POLICY AND, THEREFORE, UNENFORCEABLE.

Item 7. Exemption from Registration Claimed.
--------------------------------------------

Not Applicable.

Item 8. Exhibits.
-----------------

3.1       Corporate Charter*

3.2       Articles of Incorporation*

3.3       Certificate of Amendment to Articles of Incorporation*

3.4       Bylaws*

5         Opinion of Stepp Law Group

10.1      2002 Non-Qualified Stock Option Plan**

10.2 2002 Non-Qualified Stock Option Agreement with Bernard McDougall dated April 3, 2003

10.3 2002 Non-Qualified Stock Option Agreement with Stephen J. Amdahl dated January 28, 2003

10.4 2002 Non-Qualified Stock Option Agreement with Conrad Clemiss dated January 28, 2003

10.5 2002 Non-Qualified Stock Option Agreement with Negar Towfigh dated April 3, 2003

23.1 Consent of Stepp Law Group (contained in its opinion filed as Exhibit 5 to this Registration Statement)

23.2      Consent of Williams and Webster

*Filed as exhibits to our Registration Statement on Form 10-SB on May 13, 1999, and incorporated herein by this reference.

** Filed as exhibits to our Quarterly Report on Form 10-QSB on August 13, 2002, and incorporated herein by this reference.

Item 9. Undertakings.
---------------------

The registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to specify in the prospectus any facts or events occurring after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information specified in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be specified in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; provided, however, that paragraphs (1)(i) and
                                  --------  -------
(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is specified in periodic reports filed by the registrant pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes that, for purposes of determining any liability pursuant to the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising pursuant to the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies it has reasonable grounds to believe that the registrant satisfies all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on April 25, 2003.

MICRON ENVIRO SYSTEMS, INC.,
a Nevada corporation


/s/ Bernard McDougall
---------------------
Bernard McDougall, Director and President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 25, 2003, who are the directors of the registrant's board of directors and who shall administer and enforce the Stock Option Agreements with Bernard McDougall, Stephen J. Amdahl, Conrad Clemiss and Negar Towfigh.


Signature and Title
-------------------



/s/ Bernard McDougall
----------------------
Bernard McDougall, Director and President



/s/ Stephen J. Amdahl
-----------------------
Stephen J. Amdahl, Director



/s/ Conrad Clemiss
-----------------------
Conrad Clemiss, Director